legal & compliance, llc

laura aNTHONy, esq.

GEOFFREY ASHBURNE*

JOHN CACOMANOLIS, ESQ**

CHAD FRIEND, ESQ., LLM

LAZARUS ROTHSTEIN, ESQ.

SVETLANA ROVENSKAYA, ESQ***

______________________________

OF COUNSEL:

CRAIG D. LINDER, ESQ.****

PETER P. LINDLEY, ESQ., CPA, MBA

KIMBERLY L. RUDGE, ESQ.

STUART REED, ESQ.

MARC S. WOOLF, ESQ.

www.legalandcompliance.com WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM

* licensed in CA only

** licensed in FL and NY

***licensed in NY and NJ

****licensed in FL, CA and NY

July 18 , 2018

Webstar Technology Group, Inc.

4231 Walnut Bend

Jacksonville, Florida 32257

Re: Webstar Technology Group, Inc. Registration Statement on Form S-1 (Amendment No. 2) (File No. 333-222325)

Gentlemen:

We have acted as counsel for Webstar Technology Group, Inc., a Wyoming corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of 20,000,000 shares of common stock, par value $0.0001 per share (the “Registered Shares”) offered for sale by the Company at a public offering price of $1.00 per share as set forth in the Company’s registration statement on Form S-1 (Amendment No. 2) (File No. 333-222325) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Subject to and in reliance upon the foregoing, we are of the opinion that the Registered Shares have been validly authorized and are validly issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Wyoming; and (b) the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Legal & Compliance, LLC

By:	/s/ Laura Anthony, Esq.
Laura Anthony, Esq.

330 CLEMATIS STREET, #217 • WEST PALM BEACH, FLORIDA • 33401 • PHONE: 561-514-0936 • FAX 561-514-0832